EXHIBIT 10.1

(English Translation of an Agreement originally drafted in Mandarin Chinese)

BUSINESS JOINT VENTURE AGREEMENT made between

Party A:           Nanjing Yiyi Culture Advertising Company Limited

Address:          Room 304, 26 Jiange Road, Nanjing

Corporate Representatives: Wei Kai Ming

Party B: Shanghai Quo Advertising Company Limited

Address:          Room 328, Building No. 2, 555 Qingyun Road, Shanghai

Corporate Representatives: Zhang Li Na

Authorized Signatory: Hu Xiao

1.	Background for the Cooperation

Party A has been in the business of advertisement involving LED panels since 2002 and has already installed 5 small size LED panels at prime locations in the City of Nanjing and obtained the approval of the Hunan Road Management Committee of the City of Nanjing to put up a further 10 LED panels and to further promote the installation of full coloured LED panels at prime locations in the City of Nanjing. In order to speed up the pace for the replacement and upgrading of outdoor advertisement media in the City of Nanjing and to improve the publication of information of communal interest, Party A intends to co-operate with Party B to construct not less than 100 full colored outdoor LED panels in the City of Nanjing and in the obtaining of the relevant authority to do so. The plan is to build 100 LED panels in the year 2007, mainly for the broadcasting of relevant information of communal interest and commercial advertisements and to make available to members of the public both types of information. This will be accomplished through a mode of service combining network technology with more traditional forms of communication and with a view to promote the development of service industries in an urban environment through information technology.

In order to speed up the completion of the installation of full coloured LED panels at outdoor prime locations in the City of Nanjing and to enhance the commercial effectiveness of such operation, Party A and Party B have entered into serious negotiation based on the principles of “pooling of resources, mutual reinforcement utilizing the strength of each party, equality and mutual benefits and synergic development.” Party A and Party B have reached agreement on the formation of a strategic partnership for the investment in, management and operation of the project for the installation of the outdoor LED panels mentioned above (“Project”), and shall strive to build together a platform for investment in and the financing, management and operation of the Project using modern corporate management models in the professional operations and management of the Project, and also with a view to produce the utmost benefit to society whilst attaining the best return in such business venture.

2.	The Basis of the Cooperation

1.	The joint venture hereunder shall last for a duration of 20 calendar years.

2.	Party B shall be responsible for the design of the LED panels and for providing all the required capital in the installation and operation of the 100 LED panels envisaged hereunder and to ensure that the installation and operation of the relevant LED panels will be technologically and instrumentally safe and secure.

3.	Party B shall be responsible for the acquisition of the relevant equipment and undertake to complete the installation of each LED panel in the Project within one and half calendar months of the issue of the relevant papers by the government giving approval for such installation. If the relevant installation is not completed within the abovementioned period of time for any reason attributable to Party B, then the computation of the business return to Party A hereunder shall not be affected by such delay.

4.	Party A shall procure the issue by the relevant supervisory departments of the government of all the papers and approvals required for the installation and maintenance of the LED panels. Separate contracts may be signed accordingly for the installation and maintenance of the LED panels. For the purpose of this Agreement, the relevant supervisory departments shall be relevant departments of the government which are empowered to approve the Project.

5.	Part of the airtime of the LED panels will be used to broadcast information of communal interest and governmental announcements. The remainder of the airtime will be used for commercial advertisement.

6.	As the investor of the Project Party B shall have the exclusive right to manage and operate the same in respect of all the 100 LED panels for the duration of 20 years.

7.	As the investor of the Project Party B shall have the ownership of the all property and proprietary interests of the 100 LED panels.

8.	The choice of the locations for the LED panels must be agreed by both parties after consultation with each other.

3.	Form of the Cooperation

(1)	Party A agrees that 3 LED panels will be installed at locations to be confirmed by both parties once the investment from Party B under this Agreement is made available according to the terms hereof.

(2)	Party B shall have the exclusive right to manage and operate the Project in respect of all the 100 LED panels.

(3)	Party B may set up a new company in Nanjing to take up the management and operation in the Project. Once the new company has been set up Party B shall transfer all its management rights hereunder into the new company.

4.	Distribution of Profits and Payment of Expenses

(1)	Detailed arrangements concerning the payment of expenses in relation to the LED panels in the Project are set out in the “Agreement on Payment of Charges for the obtaining of Approval for Construction” which has been signed by the parties hereto.

(2)	Party B undertakes to Party A to provide the sum of RMB500,000.00 as a security deposit for its participation in this Project of LED panels.

(3)	Party B undertakes to Party A that, in addition to the various other expenses to be borne by Party B, Party A will be provided with a business return from the Project calculated at RMB10,000.00 for each of the LED panels being completed from the Project within the period of one calendar year after the completion of the Project installation (exact amount to depend on the actual number of LED panels completed and not to exceed a ceiling figure of RMB1,100,000.00 in any event) and that in the second and third years after the completion of the Project installation such business return will be RMB1,000,000.00 per year respectively and that from the fourth year after the completion of the Project onward such business return will be increased by 10% every three calendar years. For the computation under this clause the first year after the completion of the Project installation shall be presumed to start to run on the fulfillment of two conditions, namely, when the installation of the first LED panel has been completed and upon the issue of governmental papers for the approval of installation of 90% of the 100 LED panels in the Project.

(4)	Party B undertakes to pay the relevant department of the People’s Government of the City of Nanjing a sum as required under applicable regulations or government directive on annual basis once this Agreement has started to take effect and to continue to do so annually during the subsistence of this Agreement. The detailed arrangements for such payment will be worked out with regard to the progress of work and by separate agreement with the relevant department of the People’s Government of the City of Nanjing.

5.	Other Terms

(1)	Both parties hereto regard the other party as the only joint venture partner in this Project for the buildup and management of the LED panels under the Project and will not be allowed to enter into any other form of business association with any third party in relation to the same matter.

(2)	Neither party may disclose the contents of this Agreement nor the matters hereby concerned to a third party without the mutual consent of both parties hereto. If any party should act in violation of this covenant, such party in breach of the covenant shall be fully liable legally and financially for all consequences thereby occasioned.

(3)	This Agreement shall take effect from the date on which both Party A and Party B have signed the same.

(4)	This Agreement is signed in four identical counterparts, each of Party A and Party B shall retain two of the counterparts and all counterparts shall have the same legal effect.

(5)

All matters that have not been adequately provided for in the terms of this Agreement may be resolved by friendly negotiation between the parties hereto and upon the parties reaching consensus on such matter, may be put into a legal document as a supplement to these presents. Supplementary agreements like that shall have legal effects equal to this Agreement.

Party A:	Party B:
Nanjing Yiyi Culture Advertising Company	Shanghai Quo Advertising Company Limited
Limited

Rank and office of its signatory:	Rank and office of its signatory:
N/A	Deputy CEO of NCN Media Services Limited

/s/ Wei Kai Ming
Name of signatory:	Name of signatory:
Wei Kai Ming	Hu Xiao

Date of signing:	Date of signing:
9th February, 2007	9th February, 2007